UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2022

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CVGW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2022, Calavo Growers, Inc. (“Calavo”) appointed Shawn Munsell, as Chief Financial Officer, commencing June 20, 2022. Brian Kocher, Calavo’s Chief Executive Officer, will resign as Calavo’s interim Chief Financial Officer on June 19, 2022.

Mr. Munsell, age 47, led the finance and accounting functions for Tyson Foods’ (NYSE: TSN) chicken segment, from 2018 to 2022, as Senior Vice President of Finance and Accounting. From 2015 to 2018, he served as Tyson’s Treasurer. Prior to Tyson, Mr. Munsell was with CF Industries, serving in a variety of roles with progressive responsibility for the nitrogen products manufacturer. Mr. Munsell does not have a family relationship (as defined by Item 401 of Regulation S-K) with any director, executive officer or person nominated or chosen by Calavo to become a director or executive officer. Mr. Munsell is not a party to any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

Pursuant to an Employment Agreement between Calavo and Mr. Munsell dated June 9, 2022 (the “Employment Agreement”), Mr. Munsell will receive an annual base salary of $415,000, which is subject to increase on an annual basis at the discretion of Calavo’s Compensation Committee. Starting in fiscal 2022, Mr. Munsell will be eligible to receive a performance bonus of 60% of his annual base salary for any fiscal year in which Calavo achieves its annual performance targets established by Calavo’s Compensation Committee for Calavo’s executive officers. The Compensation Committee may also elect to award Mr. Munsell a discretionary bonus.  Mr. Munsell will receive a signing bonus consisting of restricted stock units representing a contingent right to Calavo’s common stock having a value of $350,000 upon the commencement of his employment, which restricted stock units will vest in three equal annual installments, with the first installment to vest on the first anniversary of the commencement of Mr. Munsell’s employment. Calavo will also reimburse Mr. Munsell up to $100,000 for certain relocation expenses, as detailed in the Employment Agreement. In the event that Mr. Munsell’s employment is terminated by Calavo without Cause (as defined in the Employment Agreement) or Mr. Munsell terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Munsell will be entitled to receive severance payments equal to one year of his annual base salary, Calavo-paid health benefits for one year following separation, a pro-rated portion of his annual bonus, and the restricted stock units issued to Mr. Munsell as a signing bonus will become fully vested as of the date of such termination.

The preceding summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On June 10, 2022, Calavo issued a press release announcing the appointment of Mr. Munsell as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Calavo’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 10, 2022.
99.2	Employment Agreement dated June 9, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 10, 2022
	By:	/s/ Brian Kocher
Brian Kocher President, Chief Executive Officer and Interim Chief Financial Officer

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